UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2017

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Tender Offer

On June 27, 2017, Belden Inc. (“Belden”) issued a news release announcing that it has commenced a cash tender offer to purchase any and all of its outstanding 5.5% senior subordinated notes due 2022 (the “2022 Notes”). A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and in the press release attached as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that Section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Belden, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Information.

Offering of Senior Notes

On June 27, 2017, Belden issued a news release announcing that Belden has commenced, subject to market conditions, a private offering of €400 million in aggregate principal amount of senior subordinated notes due 2027 to fund, along with cash on hand, if necessary, its concurrent cash tender offer for any and all of its outstanding 2022 Notes. A copy of the news release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Company news release dated June 27, 2017, titled “Belden Announces Cash Tender Offer for Any and All of Its 5.5% Senior Subordinated Notes Due 2022.”

99.2	Company news release dated June 27, 2017, titled “Belden Announces €400 Million Private Offering of Senior Subordinated Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2017

BELDEN INC.

By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General Counsel and Corporate Secretary

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